UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2023

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2023, at the 2023 annual general meeting of shareholders (the “Annual Meeting”) of Alkermes plc (the “Company”), the Company’s shareholders approved amendments to the Alkermes plc 2018 Stock Option and Incentive Plan to, among other things, increase the number of the Company’s ordinary shares authorized for issuance thereunder by 6,500,000 (the plan as so amended, the “2018 Plan”).

The preceding summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 29, 2023, the Company held its Annual Meeting. Based on the certified voting report provided by the inspector of elections for the Annual Meeting, the final voting results are as follows:

1.
Shareholders re-elected the following directors, each to serve as a director for a one-year term expiring at the Company’s 2024 annual general meeting of shareholders or until their respective successor is elected and shall qualify, with the votes cast as follows:

	For:	Withheld:
Emily Peterson Alva	133,264,886	13,721,892**
Shane M. Cooke	109,649,902	37,336,876*
Richard B. Gaynor, M.D.	85,056,971	61,929,807*
Cato T. Laurencin, M.D., Ph.D.	132,349,967	14,636,811**
Brian P. McKeon	133,130,612	13,856,166**
Richard F. Pops	107,961,225	39,025,553*
Christopher I. Wright, M.D., Ph.D.	132,681,062	14,305,716**

* Includes more than 13 million votes withheld by dissident shareholder Sarissa Capital Management LP and its affiliates (“Sarissa”).

** Includes more than 13 million votes withheld by dissident shareholder Sarissa. Sarissa cast these votes in a manner contrary to its recommendation, set forth in its proxy statement dated June 2, 2023, that shareholders vote FOR this nominee.

Shareholders did not elect any of the following director nominees nominated by dissident shareholder Sarissa Capital Offshore Master Fund LP, with the votes cast as follows:

	For:	Withheld:
Patrice Bonfiglio	32,285,241	114,701,537
Alexander J. Denner, Ph.D.	36,173,356	110,813,422
Sarah J. Schlesinger, M.D.	68,814,685	78,170,621

2.
Shareholders approved, in a non-binding, advisory vote, the compensation of the Company’s named executive officers, with the votes cast as follows: 115,881,199 votes for; 30,815,867* votes against; and 289,712 votes abstaining.

* Includes more than 13 million votes “against” cast by dissident shareholder Sarissa.

3.
Shareholders ratified, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company, and authorized, in a binding vote, the Audit and Risk Committee of the Board of Directors of the Company (the “Board”) to set the independent auditor and accounting firm’s remuneration, with the votes cast as follows: 142,558,190 votes for; 4,308,181 votes against; and 120,407 votes abstaining.

4.
Shareholders approved the 2018 Plan, with the votes cast as follows: 125,407,407 votes for; 21,308,908** votes against; and 270,463 votes abstaining.

** Includes more than 13 million votes “against” cast by dissident shareholder Sarissa. Sarissa cast these votes in a manner contrary to both its stated voting intent and its recommendation to shareholders as to how to vote on this proposal, each as set forth in its proxy statement dated June 2, 2023.

5.
Shareholders renewed Board authority to allot and issue shares under Irish law, with the votes cast as follows: 131,189,831 votes for; 15,574,774** votes against; and 222,173 votes abstaining.

** Includes more than 13 million votes “against” cast by dissident shareholder Sarissa. Sarissa cast these votes in a manner contrary to both its stated voting intent and its recommendation to shareholders as to how to vote on this proposal, each as set forth in its proxy statement dated June 2, 2023.

6.
Shareholders renewed Board authority to disapply the statutory pre-emption rights that would otherwise apply under Irish law, with the votes cast as follows: 111,942,236 votes for; 34,750,182** votes against; and 294,360 votes abstaining.

** Includes more than 13 million votes “against” cast by dissident shareholder Sarissa. Sarissa cast these votes in a manner contrary to both its stated voting intent and its recommendation to shareholders as to how to vote on this proposal, each as set forth in its proxy statement dated June 2, 2023.

Statements related to Sarissa’s voting set forth in this Item 5.07 are based on information provided by the Company’s advisors, which the Company believes to be reliable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Alkermes plc 2018 Stock Option and Incentive Plan, as amended.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: July 5, 2023	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary